UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

(303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 8.01.	Other Events.

Whiting Petroleum Corporation (the “Company”) previously issued $400 million aggregate principal amount of its 5.750% Senior Notes due 2021 (the “Notes”) in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are fully and unconditionally guaranteed by the Company’s only material subsidiary, Whiting Oil and Gas Corporation.

For purposes of the Company’s anticipated filing of a Registration Statement on Form S-4 relating to an offer to exchange the Notes for an equal principal amount of the Company’s new 5.750% Senior Notes due 2021 that are registered under the Securities Act, the Company’s unaudited pro forma financial information for the nine months ended September 30, 2013 and the year ended December 31, 2012 (both of which give effect to the disposition of the Postle Properties as if it had occurred on January 1, 2012) is filed herein as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

(99.1)	Unaudited pro forma consolidated financial information of Whiting Petroleum Corporation for the nine months ended September 30, 2013 and the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: October 31, 2013	By:	/s/ James J. Volker
James J. Volker
Chairman and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited pro forma consolidated financial information of Whiting Petroleum Corporation for the nine months ended September 30, 2013 and the year ended December 31, 2012.

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